Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is entered into as of the 15th day of September, 2005, by and among Equitex, Inc., a Delaware corporation; Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora”) and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“WHHY”). Pandora and WHHY are individually referred to herein as a “Purchaser” and together as the “Purchasers.”

R E C I T A L S :

WHEREAS, in consideration of a $900,000.00 loan by Pandora and a $600,000.00 loan by WHHY (representing $1,500,000 in the aggregate), the Company proposes to issue to Pandora and WHHY, respectively, and each such Purchaser desires to severally (and not jointly) purchase, a corresponding secured convertible promissory note in the form attached as Exhibit A (each, a “Note” and together, the “Notes”) and a warrant in the form attached as Exhibit B (each, a “Warrant” and together, the “Warrants”) to purchase (subject to certain adjustments) shares of the Company’s common stock, $0.01 par value (the “Common Stock”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1. AGREEMENT TO SELL AND PURCHASE

1.1. Authorization of Transactions. On or prior to the closing of the transactions contemplated in this Agreement (the “Closing”), the Company shall have authorized the sale and issuance to the Purchasers of the Notes, Warrants and the shares of Common Stock issuable upon conversion of the Notes, payment on the Notes and exercise of the Warrants (collectively, the “Shares”), in accordance with and subject to the terms of the Notes and Warrants, as applicable.

1.2.  Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser severally (and not jointly) agrees to purchase from the Company, such Purchaser’s respective Note and Warrant for an aggregate purchase price from all Purchasers of $1,500,000.

SECTION 2. CLOSINGS, DELIVERIES AND PAYMENTS

2.1.  Closing. The Closing shall take place at 10:00 a.m. on the date hereof at the offices of the Purchasers’ legal counsel, Messerli & Kramer P.A., in Minneapolis, Minnesota, or at such other time or place as the Company and the Purchasers may mutually agree (the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Company will issue, sell and deliver to each Purchaser its respective Note and Warrant, against payment by each Purchaser of its allocable portion of the $1,500,000 aggregate purchase price by certified check or wire transfer of immediately available funds. At the Closing, the Company shall also execute and deliver to the Purchasers the Registration Rights Agreement in the form attached as Exhibit C (the “Registration Rights Agreement”), the Amended Security Agreement in the form attached as Exhibit D (the “Security Agreement”) and the Stock Pledge Agreement in the form attached as Exhibit E (the “Stock Pledge Agreement”). At the Closing, the Company shall also cause Henry Fong to execute and deliver to the Purchasers a Guaranty in the form attached as Exhibit F (the “Guaranty”).

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to each of the Purchasers as of the Closing Date.

3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company’s only subsidiaries are (i) FastFunds Financial Corporation, a Nevada corporation and its operating subsidiary, Chex Services, Inc., a Minnesota corporation, and Denairs Corporation, a Delaware corporation; and (ii) Nova Financial Systems, Inc., a Florida corporation (each, a “Subsidiary” and together, the “Subsidiaries”). The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement and the Stock Pledge Agreement (together, the “Transaction Documents”), to pledge certain of the Company’s assets as described in the Security Agreement and the Stock Pledge Agreement as security for the Notes (the “Collateral”), to issue and sell the Shares upon conversion of the Notes, upon payment on the Notes and upon exercise of the Warrants, to carry out the provisions of the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to own or lease its properties and to conduct its business as now conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a material adverse effect on the Company, or its business or properties, taken as a whole.

3.2. Capitalization. The authorized capital stock of the Company consists of 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which, as of the Closing Date, 3,055 shares of Series K are issued and outstanding; and 50,000,000 shares of Common Stock, par value $0.01 per share, of which 7,230,443 shares are issued and 7,220,704 are outstanding. As of the Closing Date, and except as disclosed on Schedule 3.2 or in the Company's quarterly annual and current reports or other filings (the foregoing reports and filings being collectively referred to herein as the “SEC Reports”) filed with the Securities and Exchange Commission (the “Commission”), the Company has no outstanding options, warrants or other rights to acquire any capital stock, or securities convertible or exchangeable for capital stock or for securities themselves convertible or exchangeable for capital stock (together, “Convertible Securities”). As of the Closing Date, and except as disclosed on Schedule 3.2 or in the SEC Reports, the Company has no agreement or commitment to sell or issue any shares of capital stock or Convertible Securities. All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free from any preemptive and cumulative voting rights and (iv) were issued pursuant to valid exemptions under federal and state securities laws. As of the Closing Date, and except as disclosed on Schedule 3.2 or in the SEC Reports, there are no outstanding rights of first refusal or proxy or shareholder agreements of any kind relating to any of the Company’s securities to which the Company or any of its executive officers and directors is a party or as to which the Company otherwise has knowledge of. When issued in compliance with the provisions of the Notes and the Warrants (and upon payment as provided by the Warrants), the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under applicable state and federal securities laws.

3.3. Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing, including the pledge of the Collateral as security for the Notes, and the authorization, sale, issuance and delivery of the Shares upon conversion of the Notes, upon payment on the Notes and upon exercise of the Warrants in accordance with and subject to the terms of the Notes and Warrants, as applicable, has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws. The sale of the Shares upon exercise of the Warrants or upon conversion of the Notes or upon payment on the Notes is not and will not be subject to any preemptive rights or rights of first refusal.

3.4. Financial Statements. The Company's audited consolidated balance sheet at December 31, 2004, and the audited consolidated statements of operations, cash flows and stockholders’ deficit of the Company for the years ended, December 31, 2004 and 2003, and the Company's unaudited consolidated balance sheet at June 30, 2005, and the unaudited consolidated statements of operations and cash flows of the Company for the six months ended June 30, 2005 and 2004 (all of the foregoing together, the “Financial Statements”), as filed with the Commission, fairly present in all material respects the consolidated financial condition, operating results and cash flow of the Company as of the respective dates and for the respective periods covered thereby. The Financial Statements, as filed with the Commission, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto) and comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the "Commission") as in effect at the time of filing with the Commission. For purposes hereof, "Latest Statement Date" means June 30, 2005 and "Latest Financial Statements" means the unaudited financial statements of the Company at and for the six months ended June 30, 2005.

3.5. Liabilities. Neither the Company nor any Subsidiaries (i) has any material liabilities and (ii) to the best of its knowledge, has any material contingent liabilities, in each case not otherwise disclosed in the Latest Financial Statements or in the SEC Reports, except (A) current liabilities incurred in the ordinary course of business subsequent to the Latest Statement Date and (B) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Latest Financial Statements, which, in both cases have not had, either in any individual case or in the aggregate, a material adverse effect on the Company, or its business or properties, taken as a whole.

3.6. Certain Agreements and Actions. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) since the Latest Statement Date, incurred any indebtedness for money borrowed or any other material liabilities out of the ordinary course of business, (iii) made any loans or advances to any person, other than ordinary advances for travel or entertainment expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

3.7. Obligations of or to Related Parties. Except as disclosed on Schedule 3.7 or in the SEC Reports, there are no obligations of the Company or any Subsidiary to officers, directors or key employees of the Company or any Subsidiary or, to the Company's knowledge, to any members of their immediate families or other affiliates, other than (i) for accrued salaries, (ii) reimbursement for expenses reasonably incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed on Schedule 3.7 or in the SEC Reports, to the Company's knowledge, none of the officers, directors or key employees of the Company or any Subsidiary or, to the Company's knowledge, any members of their immediate families or other affiliates, are indebted to the Company or any Subsidiary or have any direct or indirect ownership interest in any firm, corporation or other entity with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm, corporation or other entity that competes with the Company or any Subsidiary, except that such officers, directors, employees and members of their immediate families may own securities (with beneficial ownership not exceeding 2%) in publicly-traded companies that compete with the Company or any Subsidiary. Except as disclosed on Schedule 3.7 or in the SEC Reports, no officer, director or key employee of the Company or any Subsidiary, or, to the Company’s knowledge, any member of their immediate families or other affiliates, is, directly or indirectly, interested in or a party to any material contract with the Company or any Subsidiary. Except as disclosed on Schedule 3.7 or in the SEC Reports, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.8. Changes. Since the Latest Statement Date, and except as disclosed in the SEC Reports, there has not been, to the Company’s knowledge, any event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.9. Title to Properties and Assets; Liens. Except as set forth on Schedule 3.9 or in the SEC Reports, the Company and each Subsidiary has good and marketable title to its properties and assets, including the properties and assets reflected in the Latest Financial Statements, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes that have not yet become delinquent, (ii)  liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any Subsidiary and (iii) those that have otherwise arisen in the ordinary course of business. With respect to the property and assets it leases, the Company or any Subsidiary is in compliance with such leases in all material respects and, to the Company's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company or any Subsidiary are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used, reasonable wear and tear excepted.

3.10. Patents and Trademarks. Schedule 3.10 contains a listing of all U.S. and foreign patents and patent applications, and U.S. and foreign trademarks and service marks and applications therefor, owned by, assigned to or licensed to the Company and each Subsidiary not otherwise set forth in the SEC Reports. Except as set forth on Schedule 3.10 or in the SEC Reports, the Company or any Subsidiary owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as now conducted or proposed to be conducted. None of the execution or delivery of, or the performance of the transactions contemplated by, the Transaction Documents, the pledge of the Collateral by the Company to secure the Notes, the carrying on of the Company’s business by the employees of the Company nor the conduct of the Company’s business as currently conducted or proposed to be conducted will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been exclusively assigned to the Company.

3.11. Compliance with Other Instruments. Except as disclosed on Schedule 3.11 or in the SEC Reports, neither the Company nor any Subsidiary is in violation or default of any term of its Articles or Certificate of Incorporation, as applicable, or Bylaws (in each case, as amended or restated), or in any material respect of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company or any Subsidiary that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution and delivery of, and the performance of and compliance with the transactions contemplated by, the Transaction Documents, and the issuance and sale of the Shares upon conversion of the Notes or upon exercise of the Warrants in accordance with the terms thereof, respectively, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any Subsidiary, the business or operations of the Company or any Subsidiary or any of the assets or properties of the Company or any Subsidiary, except for such results that would not materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.12. Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the other Transaction Documents or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the employees of the Company or any Subsidiary, their use in connection with the business of the Company or any Subsidiary of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.13. Tax Returns and Payments. Except as set forth on Schedule 3.13, the Company and each Subsidiary has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company or any Subsidiary on or before the Closing have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 3.13, the Company has not been advised (i) that any of the tax returns of the Company or any Subsidiary have been or are being audited as of the date hereof or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon the properties or assets of the Company or any Subsidiary as of the date of this Agreement that is not adequately provided for.

3.14. Employees. Neither the Company nor any Subsidiary has collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any Subsidiary. Except as set forth on Schedule 3.14 or in the SEC Reports, no employee has any agreement or contract, written or verbal, regarding his employment. Except as disclosed on Schedule 3.14 or in the SEC Reports, neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing or defined benefit plan, retirement agreement or other employee compensation plan or agreement. To the Company’s actual knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any material term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and, to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written or oral notice alleging that any such violation has occurred. Except as disclosed on Schedule 3.14 or in the SEC Reports, no employee of the Company or any Subsidiary has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.15. Registration Rights. Except (i) for registration rights granted pursuant to that certain Registration Rights Agreement dated March 8, 2004 (the “March 2004 Registration Rights Agreement”), (ii) as disclosed on Schedule 3.15, or (iii) as set forth in the SEC Reports, or (iv) required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in the Registration Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

3.16. Compliance with Laws; Permits. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of, and the performance of the transactions contemplated by, the Transaction Documents, the pledge of the Collateral to secure the Notes or the issuance of the Shares upon conversion of the Notes upon payment of the Notes or upon exercise of the Warrants, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and the Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and the Company believes it can obtain any similar authority for the conduct of its business as now conducted or planned to be conducted.

3.17. Environmental and Safety Laws. Neither the Company nor any Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Company, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Without limiting the foregoing:

(i)
with respect to any real property owned, leased or otherwise utilized by the Company or any Subsidiary (“Real Property”), neither the Company nor any Subsidiary is or has in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to the Company or its properties and assets;

(ii)
neither the Company, any Subsidiary nor, to the knowledge of the Company, any third party has used, released, generated, manufactured, produced or stored, in, on, under, or about any Real Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to result in a material liability to the Company under any Hazardous Substance Law;

(iii)
to the knowledge of the Company, there are no underground tanks, whether operative or temporarily or permanently closed, located on any Real Property that could reasonably be expected to result in a material liability to the Company under any Hazardous Substance Law;

(iv)
there are no Hazardous Substances used, stored or present at, or on, or to the knowledge of the Company that could reasonably be expected to migrate onto any Real Property, except in compliance with Hazardous Substance Laws; and

(v)
to the knowledge of the Company, there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be a material violation by the Company or any Subsidiary of any Hazardous Substance Law, or to result in liability to the Company or any Subsidiary under any Hazardous Substance Law.

For purposes hereof, “Hazardous Substances” means (statutory acronyms and abbreviations having the meaning given them in the definition below of “Hazardous Substances Laws”) substances defined as “hazardous substances,” “pollutants” or “contaminants” in Section 101 of the CERCLA; those substances defined as “hazardous waste,” “hazardous materials” or “regulated substances” by the RCRA; those substances designated as a “hazardous substance” pursuant to Section 311 of the CWA; those substances defined as “hazardous materials” in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as “contaminants” by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as “residual radioactive material” by Section 101 of the UMTRCA; those substances defined as “toxic materials” or “harmful physical agents” pursuant to Section 6 of the OSHA; those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; any chemical, material, toxin, pollutant, or waste regulated by or in any other Hazardous Substances Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

“Hazardous Substances Law” means any of:

(i)	the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”);

(ii)	the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) (“Clean Water Act” or “CWA”);

(iii)	the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”);

(iv)	the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) (“AEA”);

(v)	the Clean Air Act (42 U.S.C. Section 7401 et seq.) (“CAA”);

(vi)	the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) (“EPCRA”);

(vii)	the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) (“FIFRA”);

(viii)	the Oil Pollution Act of 1990 (33 U.S.C.A. Section 2701 et seq.);

(ix)	the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) (“SDWA”);

(x)	the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) (“SMCRA”);

(xi)	the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (“TSCA”);

(xii)	the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.) (“HMTA”);

(xiii)	the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) (“UMTRCA”);

(xiv)	the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (“OSHA”); and

(xv)	all other federal, state and local governmental rules which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

3.18. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4, the offer, sale and issuance of the Notes and the Warrants (and the Shares issuable upon conversion of the Notes, upon payment on the Notes or upon exercise of the Warrants) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of the State of Minnesota.

3.19. Full Disclosure. None of this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement or the Stock Pledge Agreement contains any untrue statement of a material fact nor, to the Company’s knowledge and belief, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.20. Insurance. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

3.21. Investment Company Act. The Company is not, and will not use the proceeds from the Notes in a manner so as to become, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.22. Security Interest in Collateral. The Company owns the Collateral free and clear of all claims, liens or encumbrances of any kind, except for the security interests granted in such Collateral pursuant to that certain Security Agreement dated March 8, 2004 (the “Original Security Agreement”). Upon consummation of the transactions as contemplated hereby, the Purchasers will, together, have a first priority security interest in the Collateral.

3.23. Foreign Corrupt Practices; Sarbanes-Oxley.

(a) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(b) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 (and related rules of the Commission) that are applicable to it as of the Closing Date.

3.24. Brokers or Finders. Except as set forth in Schedule 3.24, the Company has not incurred nor will incur, directly or indirectly, any liability for any brokerage or finders’ fees or agent’s commissions or any similar charges (whether payable in cash, in equity securities or by a combination thereof) in connection with this Agreement or any transaction contemplated hereby.

3.25. Reporting Status. Except as set forth in Schedule 3.25, the Company has filed on a timely basis all SEC Reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the twelve months preceding the date hereof or such shorter period as the Company has been required by law to file such SEC Reports or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.26 NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is quoted on the NASDAQ SmallCap Market (the “NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, and the transactions contemplated by this Agreement will not have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing of the Common Stock from the NASDAQ. Except as disclosed in the SEC Reports, the Company has not received any notification that the Commission, the NASD, the NASDAQ or any other self-regulatory organizational body is contemplating terminating such registration or listing. Without limiting the foregoing, the Transaction Documents and the transactions contemplated by them require no stockholder approval under the rules or interpretations of the NASDAQ.

3.27.  No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser hereby severally, but not jointly, represents and warrants to the Company as of the Closing Date and agrees, as follows:

4.1. Authorization. Such Purchaser has full power and authority to enter into this Agreement and each of the Transaction Documents, and each such agreement, when executed and delivered by such Purchaser, will constitute the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws.

4.2. Investment Representations. Such Purchaser understands that neither the offer nor the sale of the Purchaser’s Note, the Warrant or the Shares has been registered under the Securities Act. The Purchaser also understands that the Purchaser’s Note and Warrant are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement. The Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Purchaser’s respective Note or Warrant (or the Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Except as contemplated by the Registration Rights Agreement, the Purchaser has no present intention of selling or otherwise transferring its respective Note, the Warrant or the Shares, or any interest therein. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Purchaser’s respective Note, the Warrant or the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(b) Acquisition for Own Account. Except as contemplated by the Registration Rights Agreement, the Purchaser is acquiring its respective Note, the Warrant and the Shares for its own account for investment only, and not with a view towards their public distribution.

(c) Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, the Note, the Warrant and the Registration Rights Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act.

(e) Residence. The Purchaser represents that it is organized under the laws of the British Virgin Islands and that its principal office is located in the State of Minnesota.

(f) Rule 144. The Purchaser acknowledges and agrees that its respective Note and Warrant, and, if issued, its Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

4.3. Transfer Restrictions. The Purchaser acknowledges and agrees that its respective Note and Warrant and, if issued, its Shares, are subject to restrictions on transfer and will bear restrictive legends.

SECTION 5. CONDITIONS FOR CLOSING

5.1. Conditions for the Company to Satisfy. The several obligations of each Purchaser to purchase its respective Note and Warrant as contemplated by this Agreement is subject to satisfaction of the following contingencies at or prior to the Closing:

(a) The Company shall have executed and delivered to the Purchasers at Closing the Transaction Documents.

(b) The Company shall have paid Whitebox Advisors a $45,000 cash origination fee, plus all reasonable out-of-pocket expenses for due diligence, related to the transactions contemplated hereby.

(c) Maslon Edelman Borman & Brand, LLP, legal counsel to the Company, shall have delivered an opinion to the Purchasers with respect to the following matters (which opinion may contain customary exclusions and limitations that are reasonably acceptable to counsel for the Purchasers):

(i)
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

(ii)	The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(iii)	The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

(iv)
The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. To our knowledge, except as described in the Purchase Agreement (including the schedules and exhibits thereto), there are no other presently outstanding preemptive rights to purchase from the Company any of the authorized but unissued stock of the Company.

(v)
Each of the Transaction Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vi)
When issued in compliance with the provisions of the Notes and Warrants (and upon payment as provided by the Warrants), the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under applicable state and federal securities laws.

(vii)
The execution and delivery of the Transaction Documents by the Company will not result in (i) a violation of the Company's Certificate of Incorporation or Bylaws (in each case, as amended or restated) or (ii) to our knowledge, a violation or default under any agreement known by us to which the Company is a party or by which any of its properties or assets are bound.

(viii)
To our knowledge, except as disclosed in the SEC Reports, there is no other action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Purchase Agreement or the other Transaction Documents, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated thereby. To our knowledge, except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(ix)
Upon consummation of the transactions contemplated by the Transaction Documents, including delivery of the Security Agreement, and filing of a UCC Financing Statement covering the Collateral, a security interest in the Collateral will attach in favor of the Purchasers.

SECTION 6. OTHER AGREEMENTS

The Company covenants and agrees to the following (as to which the failure to comply shall constitute an event of default under (i) the Notes, the Security Agreement and the Stock Pledge Agreement, and (ii) the notes issued pursuant to that certain Purchase Agreement dated March 8, 2004 between the Company and the Investors).

6.1 Reporting Requirements. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

6.2 Internal Accounting Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company shall maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) that are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB (or 10-K) or Form 10-QSB (or 10-Q), as the case may be, is being prepared.

6.3. Inspection. The Company shall permit any person designated by the Purchasers to visit and inspect any of the properties of the Company, to examine the books and records of the Company and make copies thereof and to discuss the affairs of the Company with its officers, employees and independent accountants at such reasonable times and intervals as the Purchasers may request; provided, however, that each of the Purchasers and each such person designated by the Purchasers shall have executed a confidentiality agreement reasonably acceptable to the Company.

6.4. Indebtedness. The Company will not incur, create, issue, assume or suffer to exist any Indebtedness that ranks equal or senior in right of payment of the Notes without the prior written consent of the Purchasers. For purposes hereof, “Indebtedness” means with respect to any person at the time of any determination, without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such person's balance sheet as liabilities, but in any event including: (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations upon which interest charges are customarily paid or accrued, (d) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (e) obligations for the deferred purchase price of property or services, (f) obligations secured by any lien on property owned or acquired subject thereto, whether or not the obligation secured thereby has been assumed and whether or not the obligation secured is the obligation of the owner or another party, (g) capitalized lease obligations and contingent obligations; (i) net liabilities under any interest rate swap, collar or other interest rate hedging agreement, and (j) all obligations of any partnership or joint venture in which the Company is or may become personally liable.

SECTION 7. MISCELLANEOUS

7.1. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota as such laws are applied to agreements between Minnesota residents entered into and performed entirely in Minnesota.

7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the parties and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Notes, the Warrants or the Shares from time to time.

7.4. Entire Agreement. The Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6. Amendment and Waiver. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and Purchasers.

7.7. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received (a) when made if delivered in person (with written confirmation of receipt) or (b) on the date received if sent by national overnight courier service or (c) when receipt is acknowledged by the receiving party if delivered by facsimile or electronic email, addressed as follows:

(a)
if to the Company, at

Equitex, Inc.
7315 East Peakview Avenue
Englewood, Colorado 80111
Attention: Henry Fong, President
Facsimile: (561) 624-0866
Email: hfong@equitex.net

with a copy to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center, 90 South 7th Street
Minneapolis, Minnesota 55402
Attention: William M. Mower, Esq.
Facsimile: (612) 642-8358
Email: bill.mower@maslon.com

(b)
if to the Purchasers, in care of:

Whitebox Advisors, LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, Minnesota 55416
Attention: Jonathan Wood, Chief Financial Officer
Facsimile: (612) 253-6151
Email: jwood@whiteboxadvisors.com

with a copy to:

Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, Minnesota 55402
Attention: Jeffrey C. Robbins, Esq.
Facsimile: (612) 672-3777
Email: jrobbins@mandklaw.com

7.8. Indemnification by the Company. The Company agrees to indemnify and hold the Purchasers, their affiliates and the directors, officers, managers, employees and agents of each of the foregoing (each, a "Purchaser Party") harmless against any and all claims, losses, liabilities, obligations, damages, judgments, costs or expenses (including reasonable legal fees and costs) that any such Purchaser Party may suffer, sustain or become subject to as a result of, or in connection with, or in any way related to or by reason of (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any of the Transaction Documents; or (b) the execution, delivery or performance of any of the Transaction Documents or any transaction contemplated by any of the Transaction Documents.

7.9. Expenses. At Closing, the Company shall pay the Purchaser’s counsel, Messerli & Kramer P.A., an amount not to exceed $20,000 for its actual legal fees and expenses in representing the Purchasers in connection with the transactions contemplated hereby. In addition, the Company agrees to pay or reimburse the Purchasers for their reasonable legal fees and expenses that they may incur after the date hereof in connection with the granting of any waiver with respect to, the modification of any of the terms or provisions of or the enforcement of any of the Transaction Documents.

7.10. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.11. Counterparts. This Agreement may be delivered via facsimile or other means of electronic communication, and may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first above written.

Equitex, Inc.	Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P.,

/s/ Henry Fong	/s/ Jonathan Wood
By: Henry Fong Its: President	By: Jonathan Wood Their: Managing Director